UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2025

Entero Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed in Form 8-K filed on April 14, 2025 by Entero Therapeutics, Inc. (the “Company”), on April 11, 2025, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1) (the “Equity Rule”), because the Company’s stockholders’ equity of ($3,876,738) as reported in the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 was below the required minimum of $2.5 million, and because, as of April 10, 2025 the Company did not meet the alternative compliance standards, relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

As previously disclosed in Form 8-K filed on June 30, 2025 by the Company, based on the timely submission by the Company of a compliance plan, the Company received a letter on June 25, 2025 from Nasdaq granting an extension to the Company until October 8, 2025 to regain compliance with the Equity Rule, subject to the Company complying with certain terms of the extension.

In the Form 8-K filed by the Company on October 6, 2025, the Company disclosed that that it believed that it had stockholders’ equity of at least $2.5 million in compliance with the Equity Rule as a result of the share exchange agreement dated September 30, 2025, between the Company, GridAI Corp, a Nevada corporation (“GridAI”), and the stockholders of all of the issued and outstanding shares of GridAI (the “Share Exchange”). On October 8, 2025, the Company also submitted a letter to Nasdaq stating that the Company was compliant with the Equity Rule as a result of the Share Exchange.

On October 28, 2025, the Company received a letter from Nasdaq (the “Letter”) confirming that based on the Form 8-K filed by the Company on October 6, 2025, the Company is in compliance with the Equity Rule. The Letter also noted that if the Company fails to evidence compliance upon filing its next periodic report, it may be subject to delisting. At that time, Nasdaq will provide written notification to the Company, which may then appeal Nasdaq’s determination to a Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entero Therapeutics, Inc.

October 31, 2025	By:	/s/ Jason D. Sawyer
	Name:	Jason D. Sawyer
	Title:	Interim Chief Executive Officer